Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SECURED PROMISSORY NOTE

MEEMEE MEDIA INC.

US $1,000,000.00	February 3, 2014

FOR VALUE RECEIVED, MeeMee Media Inc., a Nevada corporation (the “Company”), promises to pay to KF Business Ventures, LP, a California limited partnership (the “Holder”), or its registered assigns, the principal amount of One Million United States Dollars (US $1,000,000.00).  The following is a statement of the rights of the Holder of this Secured Promissory Note (the “Note”) and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.   Security Agreement; Warrant Coverage; Transaction Fee.

1.1     Secured Obligation.  The obligations of the Company under this Note shall be secured pursuant to the terms of the Security Agreement (the “Security Agreement”), in the form of Exhibit A hereto, which shall be executed between the Company and Holder simultaneously herewith.

1.2     Warrants.  Holder shall be issued warrants to purchase up to Three Million (3,000,000) shares of the Company’s Common Stock with a five (5) year term pursuant to a Warrant Agreement (the “Warrant”), in the form of Exhibit B hereto, which shall be executed between the Company and Holder simultaneously herewith.

1.3     Transaction Fee.  Holder shall be issued One Hundred Thousand (100,000) shares of Company common stock within five (5) days after the funding of the amount loaned hereunder by Holder.

1.4     Piggyback Registration Rights; Acquisition Registration Rights.   If, at any time Holder owns any of the One Hundred Thousand (100,000) shares of Company common stock issued pursuant to Section 1.3, the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 Act, as amended (the “Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall deliver to Holder a written notice of the Company’s determination to file the registration statement and, if within fifteen days after the date of the delivery of such notice, Holder shall so elect in writing to the Company, then the Company shall include in such registration statement all or any part of the One Hundred Thousand (100,000) shares of Company common stock which Holder elects to be included in the registration statement, subject to customary underwriter cutbacks applicable to all holders of registration rights and Holder’s execution of customary representation documentation.  Additionally, Holder shall be granted the same registration rights for the One Hundred Thousand (100,000) shares of Company common stock issued pursuant to Section 1.3 as the registration rights which are granted to the investors in any Company financing completed in connection with the Acquisition (as defined below).

2.   Interest.  The amount of outstanding principal shall bear interest at a rate of one percent (1%) per month; provided, however, upon the occurrence of an uncured Event of Default, the outstanding principal at the time of such uncured Event of Default shall accrue at the rate of seventeen percent (17%) per annum during the period of time which the Event of Default is continuing and not cured, and the amount of any and all such default interest shall be payable on demand by the Holder.  Interest shall accrue on the principal balance from the date hereof and shall be calculated on the basis of a 365-day year.

3.   Repayment.  All unpaid principal, together with the then accrued interest and any other amounts payable hereunder, shall be due and payable on the date (the “Maturity Date”) which is the first to occur between (i) the closing of the Company’s previously announced acquisition of a Latin American mobile services target (the “Acquisition”); or (ii) six (6) months after the date hereof.  This Note may be prepaid in whole or in part at any time by the Company without the prior written consent of the Holder.

4.   Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

 4.1  Failure to Pay; Other Default.  The Company shall (i) fail to pay all outstanding principal and interest due and owing under this Note on the Maturity Date; or (ii) fail to perform any material obligation under this Note, the Security Agreement or the Warrant which is not cured by the Company within ten (10) days of the Company’s receipt of the Holder’s written notice to the Company of such failure; or

 4.2  Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) take any action for the purpose of effecting any of the foregoing; or

 4.3      Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the Company’s property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the Company’s debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

Upon the occurrence or existence of any Event of Default described in Section 4.1 and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to Company, declare this Note immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived the Company, anything contained in this Note to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 4.2 and 4.3, immediately and without notice, this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by law.

5.   Representations and Warranties of Holder.  The Company is issuing the Note, the Warrants and the Shares (collectively, the “Securities’) to Holder in reliance upon the following representations made by Holder:

 5.1  Purchase Entirely for Own Account.  Holder acknowledges that the Securities will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.  Holder acknowledges and agrees that the Securities are being offered and issued in reliance upon federal and state exemptions for transactions not involving any public offering.  Holder is able to bear the economic risk and lack of liquidity inherent in holding the Securities.

 5.2  Disclosure of Information.  Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Holder has had the opportunity to review the Company’s public reports filed with the Securities and Exchange Commission which contain the most recent public information regarding the Company (the “SEC Filings”).  Holder has not been furnished any literature other than this Agreement and the SEC Filings and is not relying on any information, representation or warranty by the Company or any of its affiliates or agents, other than information contained in this Agreement and the SEC Filings, in determining whether to purchase the Securities. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

 5.3  Investment Experience.  Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, Holder also represents it has not been organized solely for the purpose of acquiring the Securities.  Holder either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Holder’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the issuance of the Securities.

 5.4  Accredited Investor.  Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect, and the attached ACCREDITED INVESTOR QUESTIONNAIRE has been completed by Holder truthfully and accurately.

 5.5  Restricted Securities.  Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”) only in certain limited circumstances, and may only be resold in accordance with all applicable securities laws of any state or any other applicable jurisdiction.  Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act and by all applicable state securities laws.  Holder acknowledges and agrees that (i) the registrar or transfer agent for the shares of common stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with, and (ii) the shares of Company common stock in the form of definitive physical certificates will bear a restrictive legend.

 5.6  Further Limitations on Disposition.  Without in any way limiting the representations and warranties set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until: (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i)  Holder has notified the Company of the proposed disposition and has furnished the Company with a brief statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

 5.7      Principal Place of Business.  Holder’s principal place of business is in the state identified on the signature page below.

6.   Miscellaneous.

 6.1  Payment.  All payments under this Note shall be made in lawful tender of the United States.

 6.2  Usury.  In order to induce the Holder to make the loan to the Company evidenced by this Note, the Company and the Holder each hereby respectively represents, warrants and acknowledges to, and agrees, with the other (a) that, by reason of its own business and financial experience, such party could reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by this Note, and (b) as a consequence, that the indebtedness evidenced by this Note, including all interest thereon and other consideration therefor, including, without limitation, the shares the Company common stock issued pursuant to this Note and the Warrant, is exempt from the usury restrictions under California law pursuant to the exemption set for in California Corporation Code Section 25118(b). Without limiting the effectiveness of said representations, warranties and exemptions, however, it is nevertheless the intent of the Company and the Holder that the holder of this Note shall never be entitled to receive, collect or apply, as interest or other consideration of any kind under this Note or the Warrants, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder of this Note ever receives, collects or applies as interest or other consideration of any kind any such excess, such amount which would be excess interest or other consideration shall be deemed applied when received as a partial prepayment of the principal amount of this Note; and if the principal amount of this Note is paid in full, any remaining excess interest or other consideration shall be paid to the Company forthwith upon demand.

 6.3  Waiver and Amendment.  Any provision of this Note may be amended, waived or modified solely upon the written consent of the Company and the Holder.  No amendment, modification, termination or waiver of any provision hereof shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

 6.4  Notices.  All notices and other communications required or permitted under this Note or the Warrant shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to a Holder, at such Holder’s address, facsimile number or electronic mail address set forth on the signature page hereto, or at such other address, facsimile number or electronic mail address as such Holder may designate by ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail address and directed to the attention of the Chief Executive Officer.  All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

 6.5  Expenses; Attorneys’ Fees; Representation.  If action is instituted to collect this Note and the Holder prevails on claims in such action, the Company promises to pay all reasonable costs and expenses of the Holder, including, without limitation, reasonable attorneys’ fees and costs of the Holder, incurred in connection with such action.  Each party to this Note hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Note and that its decision to execute this Note is not based on any reliance upon the advice of any other party or its legal counsel.

 6.6  Successors and Assigns.  This Note may be assigned or transferred by the Holder only with the prior written approval of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  This Note shall be assigned by the Company to any successor corporation with which the Company merges, sells substantially all of its assets, or to which all of the Company’s stock may be sold, effective upon the closing of such transaction.

 6.7  Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of California as applied to agreements between residents of the State of California, entered into and to be performed entirely within the State of California.  Any judicial proceeding brought by any party hereto to enforce, or otherwise in connection with, this Note may be brought in any court of competent jurisdiction in the City of Los Angeles, California, and, by execution and delivery of this Note, the parties hereto (i) accept, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agree to be bound by any judgment rendered thereby in connection with this Note and (ii) irrevocably waive any objection they may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.

 6.8  Substitute Notes.  Upon (i) receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation hereof, or (ii) the request of the Holder of this Note upon surrender hereof, the Company shall execute and deliver in lieu hereof, a new Note or Notes, payable to the order of the Holder or such persons as the Holder may request and in a principal amount equal to the unpaid principal amount hereof, which shall be dated and bear interest from the date to which interest has theretofore been paid hereon.  Each such Note shall in all other respects be in the same form and be treated the same as this Note and all references herein to this Note shall apply to each such Note.

 6.9  Validity.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

 IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.

MEEMEE MEDIA INC.

By:	/s/ Martin J. Doane
Martin J. Doane,
Executive Chairman

HOLDER

KF Business Ventures, LP
a California limited partnership

By:	Kopple Financial, Inc.,
a California corporation,
Its General Partner

	By:	/s/ Robert C. Kopple
Robert C. Kopple, Its President

	Address:	10866 Wilshire Boulevard, Suite 1500
Los Angeles, California 90024

[Signature Page to MeeMee Media Inc. Secured Promissory Note]